GREENSPRING FUND
EIGHTH AMENDMENT TO THE TRANSFER AGENT
SERVICING AGREEMENT

    THIS EIGHTH AMENDMENT dated as of the last date in the signature block and effective July 1, 2022, to the Transfer Agent Servicing Agreement, dated as of June 28, 2005, as amended (the "Agreement"), is entered into by and between GREENSPRING FUND, a Maryland corporation (the “Fund”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

    WHEREAS, the parties desire to amend the length of the Agreement and the fees; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree to the following:

1.Section 12. Term of Agreement; Amendment shall be superseded and replaced with the following:

12. Term of Agreement; Amendment; Early Termination. This Agreement will continue in effect through June 30, 2025. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Subsequent to June 30, 2025, this Agreement continues until one party gives 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Fund, and authorized or approved by the Board of Directors.
In the absence of any material breach of this Agreement, should the Fund elect to terminate this Agreement prior to June 30, 2025, the Fund agrees to pay the following fees:
a) An early termination fee equal to three times the base fee calculated pursuant to the current fee schedule for the month preceding the date of termination. In no event shall the Fund's total obligation to pay early termination fees calculated according to all service line agreements (Custody, Distribution, Fund Accounting, Fund Administration
and Transfer Agency) exceed in its entirety $125,000;
b) All fees associated with converting services to a successor service provider;
c) All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to a successor service provider;
d) All miscellaneous costs associated with a-c above
2.Amended Exhibit B, the fees of the Agreement, shall be superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GREENSPRING FUND		U.S. BANCORP FUND SERVICES, LLC
By:	/s/ Elizabeth Agresta Swam	By:	/s/ Michael Barolsky
Name:	Elizabeth Agresta Swam	Name:	Michael D. Barolsky
Title:	CCO	Title:	Senior Vice President
Date:	5/11/22	Date:	5/12/22

Amended Exhibit B to the Transfer Agent Servicing Agreement
Greenspring Fund
Transfer Agent, Shareholder & Account Services Fee Schedule at July 1, 2022
Annual Service Charges to the Fund*
■$[...] per open account - Non-Matrix Level 3 Open Accounts
■$[...] per open account - Matrix Level 3 Open Accounts
■$[...] per closed account - Closed (zero balance) Accounts
■$[...] per open account - Daily Accrual Fund Accounts
■Minimum per fund - $[...]*
■Plus Activity and Other Charges:
■Telephone Calls: $[...] per minute
■Lost Shareholder Search: $[...] per search
■AML New Account Service: $[...]
■ACH/EFT Shareholder Services: $[...] per month per fund group, $[...] per ACH item, set-up, charge, $[...] per correction/reversal
■Average Cost Basis Tracking: $[...] per direct, non-IRA account per year
■Technology Charges (if applicable):
■NSCC Service Interface Annual Fee: $[...] per CUSIP per year
■Telecommunications and Voice Services: VRU Maintenance: $[...] per fund per year plus $[...] per VRU call
■File Transmissions -- Subject to Requirements
Chief Compliance Officer Support Fee
■WAIVED
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, disaster recovery charges, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase-All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).Fees are calculated pro rata and billed monthly. CPI IS WAIVED IF CONTRACT TERM IS FOR AT LEAST THREE YEARS. CPI WILL APPLY IF SERVICES ARE PROVIDED BEYOND THE CONTRACT TERM UNLESS A NEW CONTRACT IS IN PLACE OR BOTH PARTIES AGREE TO EXTEND THE TERM OF THIS CONTRACT THROUGH MUTUAL AGREEMENT.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
■$[...] per qualified plan account or Coverdell ESA account (Cap at $[...] per SSN)
■$[...] per transfer to successor trustee
■$[...] per participant distribution (Excluding SWPs)
■$[...] per refund of excess contribution
■$[...] per reconversion/recharacterization
Additional Shareholder Paid Fees
■$[...] per outgoing wire transfer or overnight delivery
■$[...] per telephone exchange
■$[...] per return check or ACH or stop payment
■$[...] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
CUSIP Setup
■$[...] per CUSIP - CUSIP Setup beyond the initial CUSIP
■$[...] per CUSIP (Less than 35 days) - Expedited CUSIP Setup
Fund Characteristic Change
■$[...] per fund/ per change - Fund Name Change
■$[...] per fund/ per change - Fund CUSIP Change
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

■Implementation
●$[...] - per fund group, Inquiry only - no transaction capabilities
●$[...] per fund group, base transactional and maintenance functionality
●Three year minimum term

■Annual Fee - Based on Login Volume
●$[...] - Up to [...]
●$[...] - [...] - [...]
●$[...] - [...]+

■Activity Fees:
●$[...] per event, per login
●$[...] per event, Login Challenge (email or SMS Text)
●$[...] per event, Inquiry
●$[...] per event, Account Maintenance
●$[...] per event, Transaction - financial transactions, duplicate statements requests, etc.
●$[...] per event, New Account Set-up
●$[...] per event, Bank Verification Attempt
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

■$[...] per year - Base Fee Per Management Company - file generation and delivery
■$[...] per record or $[...] per user per month, whichever is less - Price Files

■Per Record Charge
●$[...] - Rep/Branch/ID
●$[...] - Dealer

Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

■Account inquiry
●$[...] per event - Inquiry
●$[...] per month per ID - Vision ID

■Transaction Processing*
●$[...] per Management Company - Implementation Fee
●$[...] per event - Transaction - purchase, redeem, and exchange
●$[...] per month - Monthly Minimum Charge

■Electronic Statements*
●$[...] per fund group - Implementation
●$[...] per image - Load charges
●$[...] per document - Archive charge (for any image stored beyond 2 years)

*Vision ID and event charges also apply.
■Threatmetrix Services: MFA Annual Product Fee
●$[...] Monthly, $[...] Annually - Below [...] IDs
●$[...] Monthly, $[...] Annually- [...]-[...]IDs
●$[...] Monthly, $[...] Annually- [...] IDs and above
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
■$[...] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

■STAT - Statement and Tax Form Storage & Retrieval
●$[...] per user: Setup
●$[...] per user per month: Support
Additional Data Delivery Services
■Ad Hoc/PowerSelect File Development
●$[...] per file: Standard ad-hoc select
●$[...] per hour consultation and programming development: Custom coded data for recurring, scheduled delivery:
●$[...] per file per month for recurring files/reports scheduled for delivery Support
●Recurring files scheduled for delivery via Pivot or Managed File Service.

■Custom Electronic File Exchange (MFS delivery of standard TIP files)
●$[...] one-time fee ,Setup
●$[...] per file per month, Support

■File Delivery to Alternate Sales Reporting Provider
●$[...] one-time fee, Setup
●$[...] per file per month, Maintenance Fee
Chat Services
■$[...] - Implementation Fee
■$[...] per month - Monthly Fee
■$[...] per chat or $[...] per minute of chat - Per Chat Fee
Virtual Assistant
■$[...] Implementation Fee
●$[...] per month administration fee
Electronic Form Delivery and Signature Capture
■$[...] (includes 15 forms) - Implementation fee
■$[...] for each additional form and email template - Additional setup fee

■$[...] per form, $[...] per updated Fund Logo - Form and fund logo modifications
■$[...] per month - Monthly minimum fee
■$[...] - Per electronic envelope Fee
Recordkeeping Application Access

■Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
●$[...] implementation
●$[...] per month

■Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
●Cost varies depending upon location and bandwidth

■TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
●$[...] implementation
●$[...] per ID per month

■TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
●$[...] implementation
●$[...] per ID per month

■TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.
●$[...] implementation
●$[...] per ID per month

■Automated Work Distributor (AWD) - Image and workflow application.
●$[...] implementation
●$[...] per ID per month

■Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
●$[...] implementation
●$[...] per ID per month

■PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.
●$[...] per month

Programming Services

■$[...] per hour (subject to change)

■Charges incurred for customized services based upon fund family requirements including but not limited to:
●Fund setup programming (transfer agent system, statements, options, etc.)
●Customized service development
●Voice response system setup (menu selections, shareholder system integration, testing, etc.)
●All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
■$[...] per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
■$[...] setup per fund group
■$[...] per month administration
■$[...] per received email correspondence

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
■$[...] per fund group per month
CTI Reporting
$[...] per monthly report - Integrated custom detailed call reporting
Literature Fulfillment Services

■Account Management/Database Administration
●$[...] per month
●$[...] per SKU -Receiving
●$[...] per order - Order Processing
●$[...] per month per location - Skid Storage
●$[...] per SKU - Disposal

■Inbound Teleservicing Only
●$[...] per month (OR) - Account Management
●$[...] per call - Call Servicing

■Lead Source Reporting
●$[...] per month

■Closed Loop Reporting
●$[...] per month - Account Management
●$[...] per fund group Database Installation, Setup

■Miscellaneous Expenses
●Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
■$[...] per Month
Fund Event* Services
■$[...]/hour - Programming & File Delivery
■$[...]/hour - Project Management/Analysis
■$[...]/account/month until purged* - Account Data Retention
■$[...]/CUSIP/month until purged* - CUSIP Data Retention

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
■$[...] - $[...] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Products & Services (Monthly fees)
■$[...] MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
■$[...] MARS Sales Reporting (Includes 1 Sales Users)
■$[...] MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced

Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[...] per month.
Standard MARS Setup & Implementation Costs (One-time fee)
■$[...] - SalesForce.com Integration (if added after initial MARS implementation)
■$[...] - Custom Data Interface
■$[...] - OmniSERV Setup ($[...] Monthly Maintenance Fee)
■$[...] - Standard DCIO Interface Setup ($[...] Monthly Maintenance Fee)
■$[...] - Standard Interface Setup ($[...] Monthly Maintenance Fee)
■$[...] - Additional OmniSERV Interface ($[...] Monthly Maintenance Fee)
Standard MARS Licenses (Monthly Fee Per User)
■$[...] - Sales Reporting
■$[...] - 22c-2 Compliance
■$[...] - CRM
■$[...] - SFDC
MARS Training (in-person)
■$[...] /day plus travel and out-of-pocket expenses.
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
●[...] - [...]K    $ [...]      [...]K - [...]K $[...]
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CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.
** The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ
MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size
■$[...] - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees )
■$[...] MARS Sales & Compliance Reporting
■$[...] MARS Sales Reporting Only
■$[...] MARS 22c-2 Compliance Only

Once an AUM of $[...] has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[...] per month. No CRM real-time integration. There is no system access with MARS Lite
Additional MARS Lite System Setup & Implementation Costs (One-time fee)
■$[...] - Custom Data Interface
■$[...] - Additional OmniSERV Setup ($[...] Monthly)
■$[...] - Standard DCIO Interface Setup ($[...] Monthly)
■$[...] - Standard Interface Setup ($[...] Monthly)
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
●[...] - [...]K    $ [...]      [...]K - [...]K $[...]
●[...] - [...]K    $ [...]      [...]K - [...]K $[...]
●[...] - [...]K    $ [...]      [...]K - [...]K $[...]
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The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under one billion dollars. Once a client has reached and AUM of $[...] billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
■$[...] per statement - Document Loading, Storage, and Access
■$[...] per suppressed statement - Document Consent Processing, Suppression, and Notification

■$[...] initial setup fee - Development & Implementation of Electronic Confirm Statements
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
■$[...] per statement - Document Loading, Storage, and Access
■$[...] per suppressed statement - Document Consent Processing, Suppression, and Notification
■$[...] initial setup fee - Development & Implementation of Electronic Investor Statements
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
■$[...] per statement - Document Loading, Storage, and Access
■$[...] per suppressed statement - Document Consent Processing, Suppression, and Notification
■$[...] initial setup fee - Development & Implementation of Electronic Tax Statements

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
■$[...] per suppressed statement - Document Consent Processing, Suppression, and Notification
■$[...] initial setup fee - Development & Implementation of Electronic Compliance Documents
Related Digital Investor Fees
■$[...] per transaction - View Consent Enrollment
■$[...] per transaction - Consent Enrollment
■$[...] per view - View Statements
Notes:
■Statements presented as PDF documents
■Statements will be loaded for all accounts, regardless of consent
■Three year minimum term
■$[...] archive fee per document per year for three years and greater, if desired. Storage for two years included in Document Loading, Storage and Access fee

Digital Investor customization charges apply